CONSULTING SERVICES AGREEMENT


      This Consulting Services Agreement ("Agreement"), effective October 1, 2004, is made by and between Timothy J. Connolly ("Consultant"), whose address is 1770 St. James Place, Ste 116, Houston, Texas 77056 and The Project Group ("Company"), having its principal place of business at 333 N. Sam Houston Parkway, Suite 275, Houston, Texas 77060 collectively, the "Parties". This Agreement supersedes and replaces any prior Agreements in place between the Parties.

      WHEREAS, Company is a public corporation and desires to further develop its business and customers;

      WHEREAS, Consultant has extensive background in the area of business consulting, development, outside accounting and legal personnel, human resources, and hiring and management advisory services; and WHEREAS, Company desires to engage Consultant to provide information, evaluation and consulting services to Company in Consultant's area of knowledge and expertise on the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration for those services Consultant provides to Company, the Parties agree as follows:

      1.    Services of Consultant

            Consultant agrees to perform for Company all necessary services required in providing general business strategic consulting and management advisory services for Company as more specifically set forth in Exhibits A and B attached hereto. The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Company's securities. Timothy J. Connolly will provide the services in conjunction with professionals who will act under his direct supervision. The Consultant or his professionals shall provide sixteen hours of consulting monthly. There shall be no credit or carrying over of unused hours from month to month. Additional consulting shall be billed at a minimum charge of $2,500 per eight hour day.

      2.    Consideration

            2a. Company agrees to pay Consultant, as its fee and as consideration for services provided, $5,000 per month paid quarterly in advance for two eight hour days of services per month. Additional services shall be provided at the rate of $2,500 per additional eight hour day or part to be agreed to in writing. No unused day or days may be carried over from one month to the next. These payments will be made in cash for a period of 24 months. In the event Consultant negotiates mergers, acquisitions, or share exchanges on behalf of the Company, an additional consideration of 5% of the purchase price or value of shares, cash, notes or other consideration shall be paid to Consultant. In lieu of cash, Consultant may elect to take common stock at 1/2 the closing price of PJTG or Pro Squared, if applicable, priced at the immediate last trading day's closing price of the company's common stock.


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

            2b. Upon signature of this agreement, the Company grants Consultant fully vested warrants for the right to purchase up to 5,000,000 shares of the common stock of the Company at the higher of 1/2 the closing price as stated above upon demand for three years from the date of this Agreement.

            2c. Consultant will not own more than 4.9% of the Company at any time, unless mutually agreed by Consultant and Company. The Company shall not take any steps that would cause Consultant to ever own more than 4.9% of common shares outstanding without Consultant's specific prior written permission.

      All the shares and underlying the options or warrants rights under this Agreement are to be registered upon demand by Consultant under Form S-8 by the Company.

3.    Expenses

      Company agrees to reimburse Consultant for all reasonable out of pocket expenses previously agreed in advance by Company, in writing, if over $500.

4.    Confidentiality

      Each Party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

5.    Late Payment

      Company shall pay to Consultant all fees within 10 days of the due date. Failure of Company to finally pay any fees within 10 days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, and will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Company from payment of fees, and, in the event of collection enforcement, Company shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.


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6.    Indemnification

      6a. Company Company agrees to indemnify, defend, and hold harmless Consultant, its directors, officers, employees, attorneys, and agents, and to defend any action brought against said parties with respect to any and all claims, demands, causes of action, debts or liabilities, including reasonable attorneys' fees, arising out of work performed under this Agreement, including breach of Company of this Agreement, unless caused by the grossly negligent actions of Consultant.

      6b. Consultant

            Consultant agrees to indemnify, defend, and shall hold harmless Company, its directors, officers, employees, attorneys, and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

      6c. Notice

            In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

7.    Limitation of Liability

      Unless Consultant is found to be grossly negligent Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Company for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed 100% of the cash value of the monthly fee paid by Company to Consultant for the specific service provided that is in question. The values of any warrants granted under this Agreement are specifically excluded from the cash value paid under the terms of this agreement.


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8.    Termination and Renewal

      (a) Term

            This Agreement shall become effective on October 1, 2004 and terminate two years hereafter.

      (b) Termination

            Either Party may terminate this Agreement if the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

      (c) Termination and Payment

            Consultant shall have the right to terminate this agreement with 90 days notice during its term. Upon any termination or expiration of this Agreement, Company shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. Upon such termination, Consultant shall provide and deliver to Company any and all outstanding services due through the effective termination date of this Agreement.

9.    Miscellaneous

      (a)   Independent Contractor

            This Agreement establishes an "independent contractor" relationship between Consultant and Company.

      (b)   Rights Cumulative; Waivers

            The rights of each of the Parties under this Agreement are cumulative. The rights of each of the Parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.


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      (c)   Benefit; Successors Bound

            This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

      (d)   Entire Agreement

            This Agreement contains the entire Agreement between the Parties with respect to the subject matter hereof. There are no promises, Agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

      (e)   Assignment

            Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either Party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void. The sole exception of this provision shall be right of the Consultant to assign this contract in whole or in part to any entity or individual that is majority supervised, owned or controlled by the Consultant and the Companies obligation to assign this agreement to Pro Squared, Inc. if as and when it becomes a publicly traded company. Consultant shall assign such individuals under his direct supervision solely as he deems necessary to assist in discharging his duties under this agreement.

      (f)   Amendment

            Only an instrument in writing executed by all the Parties hereto may amend this Agreement.

      (g)   Severability

            Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.


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      (h)   Section Headings

            The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      (i)   Construction

            Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

      (j)   Further Assurances

            In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

      (k)   Notices

            Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

      To Company:

      The Project Group
      333 N. Sam Houston Pkwy. East, Ste. 275
      Houston, Texas  77060
      281-445-3333

      To Consultant:

      Timothy J. Connolly
      1770 St. James Place, Suite 116
      Houston, TX  77057
      713-621-2737


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      (l)   Arbitration Clause

            All disputes, claims, and/or requests for specific contractual performance, or other equitable relief, or damages or any other matters in question between the parties arising out of this agreement shall be submitted for arbitration, solely. Demand shall be submitted for arbitration, solely. Demand shall be made to the American Arbitration Association and shall be conducted in Houston, Texas by a one-person arbitrator, unless the parties mutually agree otherwise. Arbitration shall be in accordance with the commercial rules of the American Arbitration Association. The Award of the Arbitrator shall be final and judgment may be entered upon it in any court having jurisdiction thereof, and the prevailing party shall be entitled to costs and reasonable attorney's fees arising out of such arbitration.

      (m)   Governing Law

            This Agreement shall be governed by the interpreted in accordance with the laws of the State of Texas without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

      (n)   Consents

            The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

      (o)   Survival of Provisions

            The provision(s) contained in this Agreement shall survive the termination of this Agreement for one year from date of termination.

      (p)   Execution in Counterparts

            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.


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      IN WITNESS WHEREOF,  the Parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

The Project Group


/s/ Craig Crawford
-----------------------------
BY: Craig Crawford
ITS: CEO

Consultant


/s/ Timothy J. Connolly
----------------------------
BY: Timothy J. Connolly
ITS: President


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                                    EXHIBIT A

SERVICES

1) Consultant shall provide two eight (8) hour workdays per month of the following services pursuant to the terms of this Agreement:

      A. General management strategic consulting services, including but not limited to:

            1)    Advising on corporate structure;

            2)    Advising on marketing; and

            3)    Developing strategic alliances.

            4)    Implementation of financial systems, structures and controls

            5) Retaining Internet traffic engineering services to increase sales and brand identity as shown on the attached Exhibit B

            6) Retaining of appropriate executive, legal and accounting personnel for the Company

      B. Consulting on matters of the board of directors of the Company, including but not limited to:

            1) assisting the board of directors in developing policies and procedures; and

            2) assisting the board of directors of the Company in mergers, acquisitions, and other business combinations.

      The above services will be further defined and delineated by the Company's board of directors from time to time as necessary. However, Consultant shall not perform any services directly in connection with the offer or sale of Company securities, financings, or any services in connection with securities or which directly or indirectly promote or maintain a market for Company's securities. Any such services must be provided by others under a separate Agreement with separate compensation.


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                                    EXHIBIT B

                    Internet Traffic Engineering Services To
                        Increase Sales and Brand Identity
          ------------------------------------------------------------

Summary:

Traffic Engineering increases sales and public awareness of companies and their web sites. Services combine proven Internet sales techniques with branding identity, development and corporate sales communications programs.

We identify your Internet audience and develop a sales message that they will respond to. Your message is built into your web site along with structure and functionality that drives visitors through the site to take action.

Then we build numerous "e-highways" that drive traffic to your site. This is accomplished by customizing proven e-commerce sales techniques to work for your Company.

Applying web search methods that deliver your message and increase web site traffic increases sales results. Effectiveness is enhanced with direct distribution to targeted sources that are interested in what you do. Our programs generate exposure featuring your Company, your team, your products and the solutions you provide.

Traffic Engineering builds roads that drive customers to your site. These roads and the traffic they produce remain in place, benefiting your Company long after our services are completed.

                          Web Site Enhancement Services

1)    Perform effectiveness analysis and review of Company sites:

2) Present options to enhance site structure, layout and content in order to develop an effective web site designed to present the Company, create action, generate sales and produce increased public awareness

3) Provide and incorporate new pages and content as needed to enhance site image, functionality and effectiveness. New pages to be developed include (but are not limited to); Corporate Profile, Growth Plan, Management and News


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                      Customer Identification, Branding and
                       Sales Message Presentation Services

1)    Identify  the  Company's  potential  Internet  audience   including;   new
      customers to reach, main sales base, solutions offered, funding sources, effective sales message, possible Joint Venture avenues

2)    Develop  branding  identity,   sales  messages  and  strategies  to  reach
      identified Internet audiences

                       Search Engine Optimization Services
                      For Top Rankings On Google and Yahoo

1) Perform market research to determine "Key Words" that customers will use to find the Company

2) Multiply top key word rankings by inserting specially designed sets of META tag code into all of the Company's site page

3)    Advise  on  site  page  structure   designed  to  maximize  search  engine
      placements

4)    Submit site pages to Major Search  Engines and selected  specialty  Search
      Engines

5)    Obtain top Search Engine rankings

6)    Maintain  top   positions  by   monitoring,   adjusting   and   conducting
      re-submission programs

                Brand Development and Sales Information Services

1) Produce Media Coverage Featuring Your Products, Solutions, Management Team and Corporate Growth Plan

2) Utilize proven media editor and writer contact programs to locate, communicate and produce free, independent media coverage.

                    Pop Under Sales and Branding Campaign To
                       Reach 1,000,000 Plus New Prospects

1) Build attention grabbing gateway pages that lead viewers into the Company's web sites

2)    Conduct "Pop-Under" advertisement program featuring gateway pages

3)    Monitor and track results to select optimum gateway page

4)    Continue running "Pop Under" advertisement campaign using top gateway page

5) Conduct advertisement program to reach 1,000,000 plus new, unique visitors and prospective customers


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